Exhibit 99.1
For Immediate Release
Date: October 27, 2010

Contacts:	Patrick J. Sullivan	Paul H. Bruce
	President	Chief Financial Officer

Phone:	413-445-3554	413-445-3513
Email:	pat.sullivan@legacybanks.com	paul.bruce@legacybanks.com
Legacy Bancorp, Inc. Reports Results for Quarter Ended September 30, 2010
PITTSFIELD, MASSACHUSETTS (October 27, 2010): Legacy Bancorp, Inc. (the “Company” or “Legacy”) (NASDAQ: LEGC), the holding company for Legacy Banks (the “Bank”), today reported a net loss of $779,000, or $0.10 per diluted share, for the quarter ended September 30, 2010, compared to a net loss of $1.7 million, or $0.21 per diluted share, in the third quarter of 2009. Year to date, the Company has incurred a net loss of $3.4 million, or $0.42 per diluted share, as compared to a net loss of $4.0 million, or $0.50 per diluted share for the same period in 2009. The year to date decrease in net loss includes a decrease in charges on investments deemed to be other-than-temporarily impaired (OTTI), offset by an increase in the provision for loan losses and a decrease in net interest margin. The total shares outstanding resulted in a book value per share and tangible book value per share of $13.57 and $11.81, respectively, at September 30, 2010.
J. Williar Dunlaevy, Chief Executive Officer, commented, “I am very pleased with the transition in leadership with the addition of Pat Sullivan as CEO of Legacy Banks and president of Legacy Bancorp. Additionally, the Renaissance acquisition has allowed for an integration of our existing customer platform resulting in a substantial increase in our wealth management business.”
Patrick J. Sullivan, President, added, “We are taking the steps necessary to reverse the trends of the past few quarters and improve earnings going forward. This quarter we continued to see steady and consistent deposit growth at 6.7% despite aggressive pricing reductions in all deposit categories. Additionally, we have strengthened our management team in key areas including risk management, human resources and business banking. We are also pleased to have maintained a well-capitalized balance sheet as well as excess liquidity to diversify toward business lending. Notwithstanding, we are committed to vigorously reducing expenses 8-10% from our current run rate. We will also continue to take proactive steps to strengthen asset quality as is evidenced by our loan loss provision increase and other actions, which have already begun to show signs of improvement. We look forward to continuing that trend in coming quarters.”
The Company’s total assets increased by $25.8 million from $946.3 million at December 31, 2009 to $972.0 million at September 30, 2010. Within the overall asset balances, the gross loan portfolio, excluding loans held for sale, decreased by $10.4 million, or 1.6%, in the first nine months of 2010. Residential mortgages have decreased $5.2 million, or 1.8%, as the majority of the residential mortgage activity was in the 30 year fixed rate category, a product which the Bank currently sells in the secondary market with servicing retained, while Home Equity Lines of Credit increased by $2.7 million or 3.8%. Commercial real estate loans decreased $6.5 million, or 2.5%, primarily due to loan payoffs and specific loan charge-offs, while other commercial loans had a slight decrease of $506,000, or 1.6%. The available-for-sale investment portfolio increased by $32.1 million, or 19.2%, while cash and cash equivalents decreased by $7.6 million, or 19.0%, at September 30, 2010 as compared to year end.
Deposits have increased by $43.6 million, or 6.7%, to $695.0 million from a balance of $651.4 million at December 31, 2009. The Company had increases in all deposit categories, with the largest increase in relationship savings and money market deposits, which increased $16.6 million, or 13.3% and $8.1 million or 12.9%, respectively. Advances from the Federal Home Loan Bank of Boston (FHLBB) have decreased by $15.3 million, or 9.5%, at September 30, 2010 as compared to the end of 2009 as the increase in overall deposits allowed the Bank to pay off high rate FHLBB borrowings as they matured during 2010.
Overall stockholders’ equity decreased by $3.9 million, or 3.2%, for the first nine months of 2010. Total equity was impacted by the net loss of $3.4 million, the declaration of a dividend of $0.05 per share during each of the first three quarters and the purchase of 91,000 shares of stock at an average price of $8.68 per share as part of the Stock Repurchase Program announced in March 2009. These decreases to equity were partially offset by the amortization of unearned compensation and an increase in the unrealized gain on available-for-sale investment securities.
Total nonperforming assets (NPAs) were $17.1 million at September 30, 2010, a decrease of $3.7 million as compared to the end of 2009. This decrease was primarily the result of the Bank charging off $10.1 million of loan balances, $4.3 million of which had been reserved for prior to 2010. These charge-offs also reduced the overall ratio of nonperforming assets to total assets to 1.76% at September 30, 2010 as compared to 2.20% at December 31, 2009. The provision for loan losses was $2.2 million in the third quarter of 2010, an increase of $2.1 million as compared to the same period in 2009. Through September 30, 2010 the provision expense was $8.4 million, which represents an increase of $6.0 million as compared to the first nine months of 2009. This increase reflected both the difference in the amount of and mix of the net change in loan balances in each period as well as higher specific reserves established against certain loans in 2010. Additionally, as part of a continuous review and analysis of current market and economic conditions by management, the Company adjusted the reserve ratio applied to certain loan categories in 2010. The loan charge-offs also resulted in the reduction in the ratio of the allowance for loan losses to total loans to 1.44% at September 30, 2010, as compared to 1.67% at December 31, 2009.
The Company’s net interest income decreased by $342,000, or 4.9%, in the third quarter of 2010 as compared to the same period in 2009 and by $708,000, or 3.4%, year to date. The net interest margin (NIM) was 3.03% for the three months ended September 30, 2010, a decrease of 9 basis points from the second quarter of 2010, and a decrease of 16 basis points from the third quarter of 2009. Year to date, the NIM was 3.11% in 2010 as compared to 3.16% in the same period of 2009 as decreases to the cost of funds resulting from the Bank’s diligent efforts in lowering deposit costs were offset by a decrease in asset yields.
Non-interest income for the third quarter increased $4.2 million from the same period of 2009. Year to date, non-interest income totaled $5.7 million as compared to a net charge of $2.3 million for the first nine months of 2009. The primary cause of the increase in both periods was the decrease in the amount of writedowns taken on investments deemed to be OTTI as well as an increase in the net gain on the sale of investment securities. The Bank incurred $379,000 of OTTI credit losses on certain limited partnership and equity investments during the first nine months of 2010 as compared to a charge of $6.7 million on certain bonds, equities and limited partnership investments in the same period of 2009. The Bank also had increases in customer fees, portfolio management, insurance and other fees, partially offset by a decrease on the gain on sale of mortgages.
Operating expenses increased by $665,000, or 9.5%, for the third quarter of 2010 as compared to the same period of 2009, and by $876,000, or 4.0%, year to date. The Company incurred one time severance and other management restructuring expenses of $124,000 and $429,000 in the three and nine month period ending September 30, 2010. Other increases in occupancy, data processing and professional fees were partially offset by a decrease in FDIC insurance and advertising expense. The increase in other general and administration expenses was primarily due to higher expenses related to other real estate owned (OREO) as the Company incurred $84,000 and $444,000, respectively in OREO charges in the three and nine months ending September 30, 2010 as compared to $17,000 and $20,000 in the same periods of 2009. 2010 other general and administrative expenses also include $40,000 and $67,000, respectively in amortization of intangibles acquired as part of the Company’s acquisition of substantially all of the assets of the Renaissance Investment Group in April. The Company’s core efficiency ratio (reported efficiency ratio net of effect of non-core adjustments) for the quarter has increased to 89.9% as compared to 82.9% in the third quarter of 2009 primary due to the decrease in net investment income and the increase in operating expenses. Year to date the core efficiency ratio has increased to 89.5% in 2010 from 83.2% in the first nine months of 2009.
CONFERENCE CALL
J. Williar Dunlaevy, Chairman and Chief Executive Officer, Patrick J. Sullivan, President, and Paul H. Bruce, Chief Financial Officer, will host a conference call at 3:00 p.m. (Eastern Time) on Thursday October 28, 2010. Persons wishing to access the conference call may do so by dialing 877-407-0778. Replays of the conference call will be available beginning October 28, 2010 at 6:00 p.m. (Eastern Time) through November 28, 2010 at 11:59 p.m. (Eastern Time) by dialing 877-660-6853 and using Account #286 and Conference ID #358441 (both numbers are needed to access the replay).
FORWARD LOOKING STATEMENTS
Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Legacy Bancorp is engaged and changes in the securities market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures, such as core efficiency ratio, provides investors with information useful in understanding our financial performance, our performance trends and financial position. A reconciliation of non-GAAP to GAAP financial measures is included in the accompanying financial tables, elsewhere in this report.

LEGACY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Cash and due from banks	$18,152	$11,281
Short-term investments	14,371	28,874

Cash and cash equivalents	32,523	40,155

Securities — Available for sale	199,569	167,426
Securities — Held to maturity	97	97
Restricted equity securities and other investments — at cost	19,595	17,193
Loans held for sale	2,470	706
Loans, net of allowance for loan losses of $9,375 in 2010 and $11,089 in 2009	643,834	652,628
Premises and equipment, net	19,427	19,568
Accrued interest receivable	2,942	3,306
Goodwill, net	11,558	9,730
Other intangible assets	3,676	2,654
Net deferred tax asset	9,270	10,202
Bank-owned life insurance	16,832	16,263
Foreclosed assets	2,103	1,195
Other assets	8,144	5,142

	$972,040	$946,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$80,510	$75,232
Interest-bearing	614,488	576,146

Total deposits	694,998	651,378

Securities sold under agreements to repurchase	4,169	6,386
Federal Home Loan Bank advances	145,092	160,352
Mortgagors’ escrow accounts	1,098	1,058
Accrued expenses and other liabilities	9,238	5,724

Total liabilities	854,595	824,898

Commitments and contingencies

Stockholders’ Equity
Preferred Stock ($.01 par value, 10,000,000 shares authorized, none issued or outstanding)	—	—
Common Stock ($.01 par value, 40,000,000 shares authorized and 10,308,600 issued at September 30, 2010 and December 31, 2009; 8,653,712 outstanding at September 30, 2010 and 8,734,712 outstanding at December 31, 2009)	103	103
Additional paid-in-capital	103,031	102,788
Unearned Compensation — ESOP	(6,956)	(7,322)
Unearned Compensation — Equity Incentive Plans	(1,479)	(2,078)
Retained earnings	44,213	48,998
Accumulated other comprehensive income	992	711
Treasury stock, at cost (1,654,888 shares at September 30, 2010 and 1,573,888 shares at December 31, 2009)	(22,459)	(21,833)

Total stockholders’ equity	117,445	121,367

	$972,040	$946,265

LEGACY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Interest and dividend income:
Loans	$9,005	$9,642	$27,328	$29,478
Securities:
Taxable	1,106	1,552	3,534	4,911
Tax-Exempt	83	167	409	488
Short-term investments	4	3	17	10

Total interest and dividend income	10,198	11,364	31,288	34,887

Interest expense:
Deposits	2,193	2,656	6,910	8,460
Federal Home Loan Bank advances	1,398	1,748	4,249	5,561
Other borrowed funds	5	16	23	52

Total interest expense	3,596	4,420	11,182	14,073

Net interest income	6,602	6,944	20,106	20,814
Provision for loan losses	2,174	101	8,350	2,334

Net interest income after provision for loan losses	4,428	6,843	11,756	18,480

Non-interest income:
Customer service fees	731	736	2,216	2,140
Portfolio management fees	595	233	1,355	723
Income from bank owned life insurance	177	90	474	418
Insurance, annuities and mutual fund fees	19	25	103	84
Gain on sales of securities, net	343	199	1,573	241
Impairment losses on securities, net	(14)	(3,652)	(379)	(6,663)
Gain on sales of loans, net	119	156	249	725
Miscellaneous	12	9	72	33

Total non-interest income	1,982	(2,204)	5,663	(2,299)

Non-interest expenses:
Salaries and employee benefits	3,786	3,447	10,979	10,343
Occupancy and equipment	974	931	2,956	3,001
Data processing	750	691	2,204	2,025
Professional fees	359	287	950	765
Advertising	249	367	949	1,072
FDIC deposit insurance	285	250	824	1,190
Other general and administrative	1,232	997	3,712	3,302

Total non-interest expenses	7,635	6,970	22,574	21,698

Loss before income taxes	(1,225)	(2,331)	(5,155)	(5,517)

Benefit for income taxes	(446)	(633)	(1,756)	(1,533)

Net loss	$(779)	$(1,698)	$(3,399)	$(3,984)

Earnings (loss) per share
Basic	$(0.10)	$(0.21)	$(0.42)	$(0.50)
Diluted	$(0.10)	$(0.21)	$(0.42)	$(0.50)

Weighted average shares outstanding
Basic	7,996,245	7,978,928	8,015,066	7,981,042
Diluted	7,996,245	7,978,928	8,015,066	7,981,042

LEGACY BANCORP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Financial Highlights:
Net interest income	$6,602	$6,944	$20,106	$20,814
Net income (loss)	(779)	(1,698)	(3,399)	(3,984)
Per share data:
Earnings (loss) — basic	(0.10)	(0.21)	(0.42)	(0.50)
Earnings (loss) — diluted	(0.10)	(0.21)	(0.42)	(0.50)
Dividends declared	0.05	0.05	0.15	0.15
Book value per share — end of period	13.57	14.21	13.57	14.21
Tangible book value per share — end of period	11.81	12.78	11.81	12.78

Ratios and Other Information:
Return (loss) on average assets	(0.33)%	(0.72)%	(0.48)%	(0.56)%
Return (loss) on average equity	(2.57)%	(5.39)%	(3.69)%	(4.21)%
Net interest rate spread (1)	2.77%	2.83%	2.83%	2.80%
Net interest margin (2)	3.03%	3.19%	3.11%	3.16%
Efficiency ratio (3)	89.9%	82.9%	89.5%	84.9%
Average interest-earning assets to average interest-bearing liabilities	115.93%	117.28%	115.82%	116.75%

At period end:
Stockholders’ equity	$117,445	$124,298
Total assets	972,040	953,546
Equity to total assets	12.1%	13.0%
Non-performing assets to total assets	1.76%	1.76%
Non-performing loans to total loans	2.30%	2.37%
Allowance for loan losses to non-performing loans	62.43%	55.98%
Allowance for loan losses to total loans	1.44%	1.33%
Number of full service offices	19	19

(1)	The net interest rate spread represents the difference between the yield on total average interest-earning assets and the cost of total average interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets other than the amortization of mortgage servicing rights, divided by the sum of net interest income (before the loan loss provision) plus non-interest income (excluding net gains or losses on the sale or impairment of securities).

Analysis of Net Interest Margin – Third Quarter:

	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/ Rate(1)	Balance	Interest	Yield/ Rate(1)
			(Dollars in thousands)
Interest-earning assets:
Loans — net (2)	$646,355	$9,005	5.57%	$665,033	$9,642	5.80%
Investment securities	214,961	1,189	2.21%	187,881	1,719	3.66%
Short-term investments	10,543	4	0.15%	19,020	3	0.06%

Total interest-earning assets	871,859	10,198	4.68%	871,934	11,364	5.21%
Non-interest-earning assets	80,325			72,929

Total assets	$952,184			$944,863

Interest-bearing liabilities:
Savings deposits	$53,412	30	0.22%	$50,311	40	0.32%
Relationship savings	142,016	271	0.76%	123,762	383	1.24%
Money market	66,227	100	0.60%	68,342	160	0.94%
NOW accounts	46,265	33	0.29%	43,944	40	0.36%
Certificates of deposit	292,611	1,759	2.40%	279,790	2,033	2.91%

Total interest-bearing deposits	600,531	2,193	1.46%	566,149	2,656	1.88%
Borrowed funds	151,510	1,403	3.70%	177,321	1,764	3.98%

Total interest-bearing liabilities	752,041	3,596	1.91%	743,470	4,420	2.38%
Non-interest-bearing liabilities	78,719			75,263

Total liabilities	830,760			818,733
Equity	121,424			126,130

Total liabilities and equity	$952,184			$944,863

Net interest income		$6,602			$6,944

Net interest rate spread (3)			2.77%			2.83%
Net interest-earning assets (4)	$119,818			$128,464

Net interest margin (5)			3.03%			3.19%
Average interest-earning assets to interest-bearing liabilities			115.93%			117.28%

(1)	Yields and rates for the three months ended September 30, 2010 and 2009 are annualized.

(2)	Includes loans held for sale and non-accrual loans.

(3)	Net interest rate spread represents the difference between the yield on total average interest-earning assets and the cost of total average interest-bearing liabilities for the three months ended September 30, 2010 and 2009.

(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Analysis of Net Interest Margin — Year to date:

	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/ Rate(1)	Balance	Interest	Yield/ Rate(1)
	(Dollars in thousands)
Interest-earning assets:
Loans — net (2)	$645,187	$27,328	5.65%	$681,577	$29,478	5.77%
Investment securities	203,984	3,943	2.58%	176,507	5,399	4.08%
Short-term investments	14,136	17	0.16%	19,865	10	0.07%

Total interest-earning assets	863,308	31,288	4.83%	877,949	34,887	5.30%
Non-interest-earning assets	79,099			73,324

Total assets	$942,406			$951,273

Interest-bearing liabilities:
Savings deposits	$51,873	98	0.25%	$50,741	133	0.35%
Relationship savings	136,512	894	0.87%	122,703	1,240	1.35%
Money market	66,283	346	0.70%	66,205	545	1.10%
NOW accounts	45,099	98	0.29%	43,335	134	0.41%
Certificates of deposit	289,925	5,474	2.52%	280,384	6,408	3.05%

Total interest-bearing deposits	589,691	6,910	1.56%	563,368	8,460	2.00%
Borrowed funds	155,665	4,272	3.66%	188,650	5,613	3.97%

Total interest-bearing liabilities	745,356	11,182	2.00%	752,018	14,073	2.50%
Non-interest-bearing liabilities	74,498			73,344

Total liabilities	819,854			825,362
Equity	122,552			125,911

Total liabilities and equity	$942,406			$951,273

Net interest income		$20,106			$20,814

Net interest rate spread (3)			2.83%			2.80%
Net interest-earning assets (4)	$117,951			$125,931

Net interest margin (5)			3.11%			3.16%
Average interest-earning assets to interest-bearing liabilities			115.82%			116.75%

(1)	Yields and rates for the nine months ended September 30, 2010 and 2009 are annualized.

(2)	Includes loans held for sale and non-accrual loans.

(3)	Net interest rate spread represents the difference between the yield on total average interest-earning assets and the cost of total average interest-bearing liabilities for the nine months ended September 30, 2010 and 2009.

(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Loan Portfolio Information:
At September 30, 2010:

	Portfolio Balance		Nonperforming (NPAs)		Troubled Debt Restructurings
				% of	Included	Not Included
	Amount	Percent	Amount	Portfolio	In NPAs	In NPAs	Total
			(Dollars in Thousands)
Mortgage loans on real estate:
Residential	$280,464	43.02%	$2,717	0.97%	$—	$325	$325
Commercial — In market	187,516	28.76	11,585	6.18	2,496	1,580	4,076
Commercial — Out of market	69,875	10.72	—	—	—	2,762	2,762
Home equity	72,302	11.09	68	0.09	—	—	—

	610,157	93.59	14,370	2.36	2,496	4,667	7,163

Other loans:
Commercial	30,867	4.74	647	2.10	63	223	286
Consumer and other	10,885	1.67	1	0.01	—	—	—

	41,752	6.41	648	1.55	63	223	286

Total loans	651,909	100.00%	$15,018	2.30%	$2,559	$4,890	$7,449

Other Items:
Net deferred loan costs	1,300
Unamortized premiums	—
Allowance for loan losses	(9,375)

Total loans, net	$643,834

Other information:
Other real estate owned (OREO)			2,103

Total nonperforming assets			$17,121

Non-performing assets to total assets			1.76%

At December 31, 2009:

	Portfolio Balance		Nonperforming (NPAs)		Troubled Debt Restructurings
				% of	Included	Not Included
	Amount	Percent	Amount	Portfolio	In NPAs	In NPAs	Total
			(Dollars in Thousands)
Mortgage loans on real estate:
Residential	$285,618	43.12%	$4,822	1.69%	$—	$—	$—
Commercial — In market	189,945	28.68	12,041	6.34	5,804	892	6,696
Commercial — Out of market	73,951	11.17	1,901	2.57	—	3,994	3,994
Home equity	69,625	10.51	70	0.10	—	—	—

	619,139	93.48	18,834	3.04	5,804	4,886	10,690

Other loans:
Commercial	31,373	4.74	743	2.37	100	—	100
Consumer and other	11,791	1.78	1	0.01	—	—	—

	43,164	6.52	744	1.72	100	—	100

Total loans	662,303	100.00%	$19,578	2.96%	$5,904	$4,886	$10,790

Other Items:
Net deferred loan costs	1,414
Allowance for loan losses	(11,089)

Total loans, net	$652,628

Other information:
Other real estate owned (OREO)			1,195

Total nonperforming assets			$20,773

Non-performing assets to total assets			2.20%

Securities and Other Investment Portfolio Composition:

	At September 30, 2010		At December 31, 2009
	Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value
		(Dollars in Thousands)
Securities available for sale:
Government-sponsored enterprises (GSE)	$138,772	$139,509	$80,393	$79,976
Municipal bonds	3,597	3,778	17,521	17,875
Corporate bonds and other obligations	1,311	1,339	1,321	1,351
GSE residential mortgage-backed	12,410	12,997	29,591	30,503
U.S. Government guaranteed residential mortagage-backed	40,207	40,859	33,625	33,636

Total debt securities	196,297	198,482	162,451	163,341

Common stock	1,112	1,087	3,239	4,085

Total securities available for sale	197,409	199,569	165,690	167,426

Securities held to maturity:

Other bonds and obligations	97	97	97	97

Restricted equity securities and other investments:
Federal Home Loan Bank of Boston stock	10,932	10,932	10,932	10,932
Savings Bank Life Insurance	1,709	1,709	1,709	1,709
Real estate partnerships	6,801	6,801	4,397	4,397
Other investments	153	153	155	155

Total restricted equity securities and other investments	19,595	19,595	17,193	17,193

Total securities	$217,101	$219,261	$182,980	$184,716

Deposit Accounts Composition:

	At September 30, 2010		At December 31, 2009
	Balance	Percent	Balance	Percent
		(Dollars in Thousands)
Deposit type:
Demand	$80,510	11.58%	$75,232	11.55%
Regular savings	54,196	7.80	49,883	7.66
Relationship savings	141,956	20.43	125,328	19.24
Money market deposits	71,189	10.24	63,077	9.68
NOW deposits	51,999	7.48	48,546	7.45

Total transaction accounts	399,850	57.53	362,066	55.58

Term certificates less than $100,000	165,823	23.86	174,284	26.76
Term certificates $100,000 or more	129,325	18.61	115,028	17.66

Total certificate accounts	295,148	42.47	289,312	44.42

Total deposits	$694,998	100.00%	$651,378	100.00%

Reconciliation of Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are expected to be non-recurring and to exclude the effects of amortization of intangible assets (in the case of the efficiency ratio). Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Income (loss) (GAAP)	$(779)	$(1,698)	$(3,399)	$(3,984)
Less: (Gain) loss on sale or impairment of securities, net	(329)	3,453	(1,194)	6,422

Add: FDIC desposit insurance special assessment	—	—	—	425

Adjustment: Income taxes related to non-recurring adjustments noted above	120	(975)	407	(1,939)

Adjustment to deferred tax valuation reserves	150	—	300	—

Net Income (loss) (Core)	$(838)	$780	$(3,886)	$924

Efficiency Ratio (As Reported)	89.9%	82.9%	89.5%	84.9%

Effect of gain or loss on sale or impairment of securities, net	—	—	—	—

Effect of FDIC deposit insurance special assessment	—	—	—	(1.7)

Efficiency Ratio (Core)	89.9%	82.9%	89.5%	83.2%